CERTIFICATE No 00 *For* ______ *Shares*

Issued to ______________________________

Dated ______________________________ , ______

Received Certificate No. ______

For ______________ *Shares*

on ______________ , ______

From whom transferred

Dated ______________ , ______

No. Original Certificate	No. of Original Shares	No. of Shares Transferred

00

INCORPORATED UNDER THE LAWS OF THE STATE OF WYOMING

SHARES

EnviraTrends, Inc.

AUTHORIZED TO ISSUE 100,000,000 SHARES COMMON STOCK AT NO PAR VALUE

This Certifies That ______________________________

is hereby issued ______________________________ *fully paid and non-assessable Shares of the Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of the Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* ______________ *day of* ______________ *A.D.* ______________

______________________________ SECRETARY

______________________________ PRESIDENT

BF ASTKT

For Value Received, ______ *hereby sell, assign and transfer unto* ____

____ *Shares represented by the within Certificate and do hereby irrevocably constitute and appoint*

____ *Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.*

Dated ______________________________

In presence of

____

____

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.